Investor Presentation Third Quarter 2022 Exhibit 99.1

2 Forward-Looking Statements and Disclaimer Cautionary Note Regarding Forward-Looking Statements The following information is current as of July 27, 2022 (unless otherwise noted) and should be read in connection with the press release of SLM Corporation (the “Company”) announcing its financial results for the quarter ended June 30, 2022, the Form 10-Q for the quarter ended June 30, 2022 filed with the Securities and Exchange Commission (“SEC”) on July 27, 2022, and subsequent reports filed with the SEC. This Presentation contains “forward-looking” statements and information based on management’s current expectations as of the date of this Presentation. Statements that are not historical facts, including statements about the Company’s beliefs, opinions, or expectations and statements that assume or are dependent upon future events, are forward-looking statements. This includes, but is not limited to: statements regarding future developments surrounding COVID-19 or any other pandemic, including, without limitation, statements regarding the potential impact of COVID-19 or any other pandemic on the Company’s business, results of operations, financial condition, and/or cash flows; the Company’s expectation and ability to pay a quarterly cash dividend on its common stock in the future, subject to the determination by the Company’s Board of Directors, and based on an evaluation of the Company’s earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks, and uncertainties; the Company’s 2022 guidance; the Company’s three-year horizon outlook; the Company’s expectation and ability to execute loan sales and share repurchases; the Company’s projections regarding originations, net charge-offs, non-interest expenses, earnings, balance sheet position, and other metrics; any estimates related to accounting standard changes; and any estimates related to the impact of credit administration practices changes, including the results of simulations or other behavioral observations. Forward-looking statements are subject to risks, uncertainties, assumptions, and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in Item 1A. “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2021 (filed with the SEC on Feb. 24, 2022) and subsequent filings with the SEC; the societal, business, and legislative/regulatory impact of pandemics and other public heath crises; increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; failure to comply with consumer protection, banking, and other laws; changes in accounting standards and the impact of related changes in significant accounting estimates, including any regarding the measurement of the Company’s allowance for credit losses and the related provision expense; any adverse outcomes in any significant litigation to which the Company or any subsidiary is a party; credit risk associated with the Company’s (or any subsidiary's) exposure to third parties, including counterparties to the Company’s (or any subsidiary's) derivative transactions; and changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). The Company could also be affected by, among other things: changes in its funding costs and availability; reductions to its credit ratings; cybersecurity incidents, cyberattacks, and other failures or breaches of its operating systems or infrastructure, including those of third-party vendors; damage to its reputation; risks associated with restructuring initiatives, including failures to successfully implement cost-cutting programs and the adverse effects of such initiatives on the Company’s business; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students, and their families; changes in law and regulations with respect to the student lending business and financial institutions generally; changes in banking rules and regulations, including increased capital requirements; increased competition from banks and other consumer lenders; the creditworthiness of customers; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of earning assets versus funding arrangements; rates of prepayments on the loans owned by the Company and its subsidiaries; changes in general economic conditions and the Company’s ability to successfully effectuate any acquisitions; and other strategic initiatives. The preparation of the Company’s consolidated financial statements also requires management to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect. All forward-looking statements contained in this Presentation are qualified by these cautionary statements and are made only as of the date of this Presentation. The Company does not undertake any obligation to update or revise these forward-looking statements to conform such statements to actual results or changes in its expectations. The Company reports financial results on a GAAP basis and also provides certain non-GAAP “Core Earnings” performance measures. The difference between the Company’s non-GAAP “Core Earnings” and GAAP results for the periods presented were the unrealized, mark-to-fair value gains/losses on derivative contracts (excluding current period accruals on the derivative instruments), net of tax. These are recognized in GAAP, but not in non-GAAP “Core Earnings” results. The Company provides non-GAAP “Core Earnings” because it is one of several measures management uses when making management decisions regarding the Company’s performance and the allocation of corporate resources. The Company’s non-GAAP “Core Earnings” is not a defined term within GAAP and may not be comparable to similarly titled measures reported by other companies. For additional information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations- Non-GAAP ‘Core Earnings’” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 for a further discussion and the “Non-GAAP ’Core Earnings’ to GAAP Reconciliation” table in this Presentation for a complete reconciliation between GAAP net income and non-GAAP “Core Earnings”.

3 Sallie Mae is an Outstanding Franchise Sallie Mae is the market-leading brand for private education loans driven by brand recognition, rigorous underwriting methodology and industry- leading customer service. Top ranked and highly recognized brand Industry leading and award-winning technologies JD Power certification of customer service1 Well funded with sufficient liquidity, capital, and loan loss reserves 56% Market share of private education loan originations2 54% Return on Common Equity* 9-11% Annual Private Education Loan Originations Growth Projected for 20224 86% Annual Cosigner Rate* 750 Average FICO at Approval* <2% Annual Net Charge-offs for full-year 20216 * Full year 2021 Metrics 2,300+ actively managed university relationships across the U.S. Largest salesforce in the industry Appears on 98% of preferred lender lists

4 Strong Return to Campus • Through July 1, 2022, FAFSA completion for the high school class of 2022 has returned to near pre-pandemic numbers with 52.1% of the senior class completing the application (4.6% increase year over year).25 • Through the first half of the year, our underclass application volume was up 16.6% over the first half of 2021. Strong Strategic Execution • Our resilient business model and strategy allowed us to continue to perform well in the second quarter despite current macroeconomic pressures. • Loan Sale/Share Repurchase strategy has led to an 11% reduction in share count since Jan. 1, 2022 and a 42% reduction since the initiative began in January of 2020. Continuation of our Loan Sale Strategy • The sale of $2.1 billion of loans in 2Q 2022 led to $360 million in share repurchases in 2Q 2022 at an average price of $18.00. The company plans to execute an additional loan sale in second half 2022 to fund future repurchases.

5 Maximize the profitability and growth of our core business 1. Revenue • GAAP Net Income of $342 million in Q2 2022, compared to $140 million in Q2 2021. • Originated $616 million in Private Education Loans in Q2 2022 (16% increase vs. Q2 2021). Total Operating Expenses • Total operating expenses of $132 million in Q2 2022, which is 3% higher than the $128 million in Q2 2021. Earnings/Capital • Q2 2022 GAAP diluted earnings per common share of $1.29. • Paid common stock dividend of $0.11 per share in Q2 2022. • Repurchased 20 million shares of common stock in Q2 2022. Repurchased 30 million shares in the first half of 2022, which is an 11% decrease in shares outstanding since the beginning of 2022. From Jan. 1, 2020 through June 30, 2022, the company has repurchased 176 million shares of common stock under its repurchase programs, which represents a 42% reduction in the total number of shares outstanding on Jan. 1, 2020. • There was $753 million of capacity remaining under the 2022 Share Repurchase Program (which expires Jan. 25, 2024) at June 30, 2022.

6 Private Education Loan Originations23 Sallie Mae Annual Originations ($ millions) Actual Forecast Originations Statistics ($) 2018 2019 2020 2021 Q2 2022 Q2 2021 % Cosigned 87% 87% 86% 86% 74% 76% % In School Payment 57% 58% 60% 59% 56% 57% Average FICO at Approval1 0 746 746 749 750 746 750 $5,315 $5,625 $5,321 $5,423 $2,804 $2,598 6% (5%) 2% 8%

Higher Education Value Proposition Remains Attractive[5]


Other
$13B
Federal Loans
$84B
Private
Education Loans
$11B
Grants
$139B
Total
$469B
Family
Contribution
$222B

Higher Education Spend*
(Academic Year 2020-2021)

Expanding Addressable Market

- Private Education Loans represent 2-3% of the overall spend in higher education annually.
- Total spend on higher education grows ~2% annually, while Private Education Loans grew 5-7% annually (pre-pandemic), primarily due to increases in cost of attendance.

Strong Strategic Execution

- Over the past 8 years, the 25-29 year old population with a Bachelors Degree or higher has increased 0.8% per year.[26]
- 55% of students graduated with student loans in AY 2019-2020[24]
- Of the 55% of bachelor's degree recipients that graduated with student loans, the average debt amount was $28,400. [24]

Higher Education is Valuable

- The median income of recent college graduates was $52,000 in 2021, 73% higher than the median income of people with high school diploma only.[27]

7

8 Variable 50% Fixed 50% As of 6/30/22 Customer FICO at Original Approval 780+ 27% 740 - 780 23% 700-739 27% <700 23% Weighted Average FICO: 743 High Quality Private Education Loan Portfolio Smart Option Payment Type Portfolio by Originations Vintage Portfolio Interest Rate Type Pre 2014 5% 2014 5% 2015 7% 2016 7% 2017 9% 2018 9% 2019 12% 2020 15% 2021 25% 2022 6% Weighted Average Age: ~3.2 yrs Loans $17.2B Interest Only 19% Fixed Pay 33% Deferred 48%

9 Conservative Funding Optimizes Net Interest Margin Retail MMDA & CD 22% Retail H.S.A. & 529 18% Brokered Fixed 20% Brokered Variable 19% Secured Debt 21% Retail $11.0B Brokered $9.0B Secured Debt $4.2B As of 6/30/22

10 Simple But Powerful Investment Thesis • Consistent earnings expansion is driven by top line growth and efficiency • Sallie Mae is the leader in the private education loan market that is growing 6+% a year • Well-proven and disciplined underwriting model leveraging data and experience through the last recession • Despite headlines on student lending and federal student loan performance, we are well equipped to manage the perceived political risk to our business • Core loan product generates very attractive ROEs • Utilizing a hybrid hold/sell model to create capital that can be used to buy back undervalued stock Attractive Earnings Profile Manageable Risk Disciplined Capital Allocation

11 Clear Strategy to Prove this Investment Thesis Maximize the profitability and growth of our core business Better inform the external narrative about private student lending and Sallie Mae Maximize the value of our brand and attractive customer base Maintain a rigorous and predictable capital allocation and return program to create shareholder value 1. 2. 3. 4. Strategic Imperatives:

12 Maximize the Profitability and Growth of the Core Business Maximize Revenue Manage Unit Costs Drive penetration at all schools Increase market share by fully meeting student funding needs Enhanced risk-adjusted pricing and underwriting Improved marketing, digital, and data capabilities Strong fixed cost discipline Efficiency effectiveness across all areas Improved third-party vendor cost management

13 Optimize the Value of the Brand and Attractive Client Base What We Do Build products and services that leverage our customer affiliation Ensure products and services are consistent with our core mission and drive customer value We know our customers’ finances, payment patterns and indebtedness We have the relationships and knowledge to assist our customers with their next step: post-graduation plans, jobs, future financial needs We are there for our customers during and after their important transition to adulthood 2M Borrowers and cosigners Graduates who benefit from the investment7 91% Customers complete their program7 $52,600 Average annual compensation 31% Own a home ~698 Self-reported FICO score Prioritize partnerships and other capital efficient avenues of growth Look for opportunities to optimize ROI

14 Free College • Benefits of subsidizing college tuition for those who would otherwise not be able to attend • Promotes social equity, equality of opportunity and economic mobility • 23 States offer varying levels of free tuition programs; 18 States have school-specific free tuition programs • In the first year of the New York program, our originations in the SUNY system declined 3% and have grown every year since then Changing the Narrative In the current environment, there have been three main areas of focus from third parties that include free college, debt forgiveness and bankruptcy reform. We expect our business to perform well even under leading reform proposals.4 Bankruptcy Reform Sallie Mae has long been supportive of prospectively allowing the discharge of student loan debt in bankruptcy, provided there is a period of post-graduation payments to prevent incentivizing bankruptcy simply to avoid student loan repayments after graduation. Debt Forgiveness Forgiving all federal student loans will cost $1.5 trillion, likely too high a cost for the policy to succeed. A need-based approach may be more responsible and achievable.

15 Maintain Rigorous Capital Allocation and Return Program Invest in High ROE Growth • Continue to focus on high-quality Private Education Loan originations, including deeper penetration of graduate school market • Build other sources of revenue and capital in expense-efficient ways Quarterly Common Stock Dividend • Paid $0.11 quarterly common stock dividend on June 15, 2021 • Expect to continue to pay dividend, subject to Board approval8 Share Repurchase • Repurchased 20 million shares of common stock in Q2 2022. Repurchased 30 million shares in the first half of 2022, which is an 11% decrease in shares outstanding since the beginning of 2022. From Jan. 1, 2020 through June 30, 2022, the company has repurchased 176 million shares of common stock under its repurchase programs, which represents a 42% reduction in the total number of shares outstanding on Jan. 1, 2020. • There was $753 million of capacity remaining under the 2022 Share Repurchase Program (which expires Jan. 25, 2024) at June 30, 2022. We allocate capital with discipline Embracing a Hybrid Hold / Sell Loan Model • Expect to sell assets to optimize growth in required capital • The expected result is a balance sheet that will remain relatively flat despite loan sales • $2B in Private Education Loan sales completed in 2Q 2022, which enabled additional return of excess capital to shareholders

16 Diverse Student Loan Portfolio Driving Increased Shareholder Value Undergraduate Medical Health Professions • Products designed to meet the needs of all students • Developing unique and innovative products to diversify portfolio Undergraduate Graduate RATE TYPE Variable & Fixed Variable & Fixed INTEREST RATE RANGES Variable: SOFR + 1.250% - SOFR + 12.375% Fixed: 4.00% - 14.750% Variable: SOFR + 1.750% - SOFR + 11.625% Fixed: 4.500% - 13.375% REPAYMENT OPTION Deferred, Interest Only & Fixed Repayment Deferred, Interest Only & Fixed Repayment REPAYMENT TERM 10-15 years 20 years for Medical and Dental 15 years for Remaining Disciplines GRACE PERIOD 6 months 6-36 months INTERNSHIP / RESIDENCY DEFERMENT Up to 60 months Up to 48 months FEATURES ACH discount | FICO Score | Cosigner Release | GRP | Study Starter | Student Death & Disability Release ACH discount | FICO Score | Cosigner Release | GRP | Student Death & Disability Release Law Dental MBAGeneral Studies As of 8/15/22

17 Sallie Mae is an ESG Company Committed to an Ethical & Diverse Workplace • Board of Directors composition is 36% women, has been recognized by 50/50 Women On Boards as a company with a 3+ Board rating • Appointed the first woman to serve as chair of Board of Directors in 2020 • Committed to best-in-class governance practices • Employee population: 55% female; 41% self-identify as ethnically/racially diverse • A+ rating from the Better Business Bureau each year since 2015 Building Strong Communities • Since 2014, The Sallie Mae Fund has contributed more than $6.3 million to address barriers to higher education and support our communities • In 2021, our team members increased their volunteer time by 31%, delivering more than 1,100 hours of service and donated more than $46,000 through the company’s Mae-A-Difference 365 volunteer and matching gift program • Sallie Mae Bank made nearly $193 million in new investments to support low- and -moderate income housing and affordable housing projects in Utah in 2021 • The Sallie Mae Fund, in partnership with Thurgood Marshall College Fund, awarded 330 scholarships since the beginning of 2021 – collectively totaling $1.2 M – to help minority and other marginalized students access and complete their postsecondary education, and help pay for graduate school Serving our Customers • Financing assistance to 1.4 million families since 2014 to provide access to postsecondary education and opportunities for success • Policies help to ensure that 9 in 10 of our loans in repayment are being paid back on time and less than 2% defaulted in 2021 • Developed and promoted relief options – including postponing payments – for those customers impacted by COVID-19 Providing Financial Education & Assistance • Free Scholarship Search tool listing more than 6 million scholarships worth up to $30 billion • Committed $4.5 million over 3 years to promote diversity in higher education and help advance social justice • In 2021, provided $1.8 million in total charitable contributions (includes scholarships, grants and employee giving)

Confidential and proprietary information. © 2021 Sallie Mae Bank. All rights reserved. ABS Supplement

19 Sallie Mae’s Smart Option Loan Product Overview The Smart Option loan product was introduced by Sallie Mae in 2009 The Smart Option loan program consists of: Smart Option Interest Only loans Require full interest payments during in- school, grace, and deferment periods Smart Option Fixed Pay loans Require $25 fixed payments during in-school, grace, and deferment periods Smart Option Deferred loans Do not require payments during in-school and grace periods • Smart Option payment option may not be changed after selected at origination • Fixed-rate loans or variable-rate loans • Consumer credit underwriting, with minimum FICO, custom credit score model and judgmental underwriting • Marketed primarily through the school channel and also directly to consumers, with all loans certified by and disbursed directly to schools • Private education loans are typically non- dischargeable in bankruptcy, unless a borrower can prove that repayment of the loan would impose an "undue hardship”

20 Sallie Mae Bank ABS Summary28 14-A 15-A 15-B 15-C 16-A 16-B 16-C 17-A 17-B 18-A 18-B 18-C 19-A 19-B 20-A 20-B 21-B 21-D 21-E 22-C Issuance Date 8/7/201 4 4/23/201 5 7/30/201 5 1 0/27/201 5 5/26/201 6 7/21 /201 6 1 0/1 2/201 6 2/8/201 7 1 1 /8/201 7 3/21 /201 8 6/20/201 8 9/1 9/201 8 3/1 3/201 9 6/1 2/201 9 2/1 2/2020 8/1 2/2020 5/1 9/2021 8/1 8/2021 1 1 /9/2021 8/9/2022 Total Bond Amount ($mil) $382 $704 $71 4 $701 $551 $657 $674 $772 $676 $670 $687 $544 $453 $657 $636 $707 $531 $527 $534 $575 Initial AAA Enhancement (%) 21% 23% 22% 23% 20% 1 9% 1 6% 1 7% 1 7% 1 8% 1 7% 1 6% 1 7% 1 5% 1 5% 1 8% 1 2% 1 3% 1 2% 22% Initial Class B Enhancement (%) 1 1% 1 3% 1 2% 1 4% 1 2% 1 2% 1 0% 1 1% 1 1% 1 1% 1 0% 1 0% 1 1% 8% 8% 1 2% 5% 6% 5% 1 5% Wtd Avg Spread over Benchmarks 'AAA' Rated A Classes (%) +1 .1 7% +1 .01% +1 .27% +1 .49% +1 .38% +1 .36% +1 .00% +0.82% +0.70% +0.71% +0.66% +0.67% +0.82% +0.91% +0.76% +1 .1 0% +0.70% +0.62% +0.63% +1 .64% A and B Classes Combined (%) +1 .39% +1 .28% +1 .50% +1 .74% +1 .60% +1 .55% +1 .1 5% +0.93% +0.80% +0.78% +0.76% +0.77% +0.92% +1 .01% +0.88% +1 .30% +0.77% +0.69% +0.69% +1 .76% Loan Program (%) Smart Option 1 00% 1 00% 1 00% 1 00% 1 00% 1 00% 1 00% 1 00% 1 00% 1 00% 1 00% 1 00% 1 00% 1 00% 1 00% 1 00% 1 00% 1 00% 1 00% 1 00% Loan Status (%) (9) School, Grace, Deferment 90% 79% 78% 73% 75% 74% 70% 65% 73% 69% 70% 69% 61% 69% 58% 56% 59% 58% 59% 59% P&I Repayment 9% 20% 21% 24% 23% 24% 28% 33% 26% 29% 27% 30% 36% 28% 40% 40% 38% 40% 40% 41 % Forbearance 0% 2% 1% 2% 2% 2% 2% 2% 2% 2% 2% 2% 3% 2% 3% 5% 3% 2% 1% 1 % Wtd Avg Term to Maturity (Mo.) 1 40 1 33 1 30 1 27 1 35 1 33 1 31 1 31 1 35 1 39 1 39 1 38 1 36 1 40 1 39 1 39 1 44 1 43 1 43 1 45 % Loans with CoSigner 93% 92% 92% 92% 92% 92% 92% 92% 92% 92% 92% 92% 92% 93% 93% 92% 92% 92% 92% 92% Not For Profit (%) 89% 86% 87% 87% 87% 87% 89% 90% 91% 91% 91% 91% 91% 91% 90% 90% 90% 90% 90% 92% Wtd Avg FICO at Origination (1 0) 747 747 746 747 747 747 748 746 747 747 746 746 746 745 744 743 742 742 741 743 Wtd Avg Recent FICO at Issuance (1 0) 745 744 741 747 743 745 745 744 745 744 742 744 744 742 741 742 743 745 745 745 Wtd Avg FICO at Origination (Cosigner) (1 0) 750 750 749 750 750 750 750 748 749 748 748 748 748 747 745 745 744 744 743 745 Wtd Avg Recent FICO at Issuance (Cosigner) (1 0) 748 748 745 750 747 749 748 748 748 747 745 747 748 745 744 745 746 748 748 748 Wtd Avg FICO at Origination (Borrower) 708 71 4 71 5 71 4 71 9 71 9 721 720 723 724 724 724 724 724 721 722 721 721 720 722 Wtd Avg Recent FICO at Issuance (Borrower) 701 702 699 701 704 708 708 705 707 708 706 709 708 704 699 704 707 71 2 71 1 706 Variable Rate Loans (%) 85% 82% 82% 82% 82% 82% 80% 81% 80% 75% 72% 70% 67% 63% 58% 52% 50% 50% 50% 48% Wtd Avg Annual Borrower Interest Rate 7.82% 8.21% 8.21% 8.27% 8.22% 8.24% 8.26% 8.39% 8.94% 9.29% 9.58% 9.69% 1 0.05% 1 0.00% 9.45% 8.68% 8.64% 8.64% 8.68% 9.30%

21 Sallie Mae Bank ABS Structures SMB 2022-C SMB 2021-E SMB 2021-D SIZE $575.0MM $534.0MM $527.0MM PRICING DATE August 2, 2022 November 2, 2021 August 10, 2021 COLLATERAL Smart Option Private Education Loans Smart Option Private Education Loans Smart Option Private Education Loans SERVICER Sallie Mae Bank Sallie Mae Bank Sallie Mae Bank OVERCOLLATERALIZATION (11) 15% 5% 6% PRICING PREPAYMENT SPEED (12) 8% 8% 8% TRANCHE STRUCTURE AT ISSUANCE CLASS AMT ($MM) S&P WAL Pricing CLASS AMT ($MM) S&P WAL Pricing CLASS AMT ($MM) S&P WAL Pricing A-1A 457.00 AAA 4.27 IntS + 160 A-1A 390.00 AAA 3.71 IntS + 63 A-1A 382.00 AAA 3.78 IntS + 63 A-1B 75.00 AAA 4.27 SOFR + 185 A-1B 104.00 AAA 3.71 1mL + 63 A-1B 105.00 AAA 3.78 1mL + 60 B 43.00 AA 9.9 IntS + 240 B 40.00 AA 9.58 IntS + 95 B 40.00 AA 9.62 IntS + 100 WA BORROWER INTEREST RATE 9.30% 8.68% 8.64% WA FICO AT ORIGINATION (10) 743 741 742 % LOANS WITH COSIGNER 92% 92% 92% % VARIABLE RATE LOANS 48% 50% 50%

Confidential and proprietary information. © 2021 Sallie Mae Bank. All rights reserved. Appendix

23 Commitments vs Disbursements Provision for New Loans • Directly impacted by the timing of Commitments and not Disbursements Additional Provision Impacts • New Loans, DCF accretion, loan sales, model updates and overlays Unfunded Commitments • Remain a liability for accounting purposes • Once the loan commitment is funded, that liability will transfer to the Allowance 2021 Actuals Commitments vs Disbursements 15% 23% 52% 10% 38% 10% 38% 14% Q1 2021 Q2 2021 Q3 2021 Q4 2021 Commitments Disbursements

24 CECL Update13 Adopted on January 1, 2020. • The company’s 2020 financial results reflect a transition adjustment that increased the allowance for loan losses by $1.1 billion, increased the liability representing its off-balance sheet exposure for unfunded commitments by $116 million and increased the deferred tax asset by $306 million, resulting in a cumulative effect adjustment that reduced retained earnings by $953 million. • The Private Education Loan allowance for losses as a percentage of ending total Private Education Loan balance immediately after the adoption of CECL was 7.0 percent. The regulatory capital impact of our transition adjustments recorded on January 1, 2020 from the adoption of CECL will be deferred for two years. • The company elected the option to delay for two years, and then phase in over the following three years, the effects on our regulatory capital of CECL relative to the incurred loss methodology. • The regulatory capital impact of the Bank’s transition adjustments recorded on January 1, 2020 from the adoption of CECL, and 25 percent of the ongoing impact of CECL on the Bank’s allowance for credit losses, retained earnings, and average total consolidated assets, each as reported for regulatory capital purposes (collectively, the “adjusted transition amounts”), were deferred for the two-year period ending January 1, 2022. From January 1, 2022 to January 1, 2025, the adjusted transition amounts will be phased in for regulatory capital purposes at a rate of 25 percent per year, with the phased-in amounts included in regulatory capital at the beginning of each year.

Quarterly Financial Highlights[14, 15]

	Q2 2022	Q1 2022	Q2 2021
Income Statement ($ Millions)			
Total interest income	$463	$465	$435
Total interest expense	100	90	96
Net Interest Income	363	375	339
Less: provisions for credit losses	31	98	70
Total non-interest income	258	22	52
Total non-interest expenses	134	133	128
Income tax expense	114	37	53
Net Income	342	129	140
Preferred stock dividends	2	1	1
Net income attributable to common stock	340	128	139
Non-GAAP "Core Earnings" adjustments to GAAP(14)	-	-	5
Non-GAAP "Core Earnings" net income attributable to common stock(14)	340	128	144
Ending Balances ($ Millions)			
Private Education Loans held for investment, net	$18,511	$20,586	$19,389
FFELP Loans held for investment, net	663	680	715
Credit Cards held for investment, net	27	25	11
Deposits	$19,980	$21,194	$21,124
Brokered	9,024	9,946	11,521
Retail and other	10,956	11,248	9,603

	Q2 2022	Q1 2022	Q2 2021
Key Performance Metrics			
Net Interest Margin	5.29%	5.29%	4.70%
Yield—Total Interest-earning assets	6.75%	6.56%	6.03%
Private Education Loans	8.69%	8.38%	8.22%
Credit Cards	4.00%	3.95%	6.64%
Cost of Funds	1.55%	1.35%	1.43%
Return on Assets ("ROA")(16)	4.9%	1.8%	1.9%
Non-GAAP "Core Earnings" ROA(17)	4.9%	1.8%	2.0%
Return on Common Equity ("ROCE")(18)	71.8%	27.1%	26.4%
Non-GAAP "Core Earnings" ROCE(19)	71.8%	27.1%	27.4%
Per Common Share			
GAAP diluted earnings per common share	$1.29	$0.45	$0.44
Non-GAAP "Core Earnings" diluted earnings per common share(14)	$1.29	$0.46	$0.45
Average common and common equivalent shares outstanding (millions)	264	281	317

25

Sallie Mae vs Federal Student Loans

		Sallie Mae	Federal Student Loan Program[21]	
Undergraduate	**Loan Program**	**Smart Option Student Loan[20]**	**Federal Direct Loan** **(Subsidized & Unsubsidized)**	**Parent Plus**
	Loan Limits	$1,000 - Cost of Attendance No Aggregate Limit	Yr 1 - $5,500 ($3,500 > subsidized) Yr 2 - $6,500 ($4,500 > subsidized) Yr 3+ - $7,500 ($5,500 > subsidized) $31,000 Aggregate ($23,000 > subsidized)	No Limit
	Interest Rates (as of 8/15/2022)	Variable: S + 1.250% - S + 12.375% Fixed: 4.000% - 14.750%	4.99%	7.54%
	Origination Fees (as of 8/15/2022)	0%	1.057%	4.228%
	Repayment Types	IO / Fixed Pay / Deferred	Deferred	Immediate P&I / Deferred
	Repayment Terms	10 - 15 Years	10 Years (extended repayment 20 or 25 years)	10 Years (extended repayment 20 or 25 years)
Graduate	**Loan Program**	**Graduate Product Suite** **(MBA, Medical, Dental, Law, Health Professions, General Grad)**	**Federal Direct Loan** **(Unsubsidized Only)**	**Graduate Plus**
	Loan Limits	$1,000 - Cost of Attendance No Aggregate Limit	$20,500 Per Year $138,500 Aggregate ($65,500 > subsidized - including undergraduate subsidized loans)	No Limit
	Interest Rates (as of 8/15/2022)	Variable: S + 1.750% - S + 11.625% Fixed: 4.500% - 13.375%	6.54%	7.54%
	Origination Fees (as of 8/15/2022)	0%	1.057%	4.228%
	Repayment Types	IO / Fixed Pay / Deferred	Deferred	Deferred
	Repayment Terms	15 Years - MBA, HP, General Grad, Law 20 Years - Medical and Dental	10 Years (extended repayment 20 or 25 years)	10 Years (extended repayment 20 or 25 years)

As of 8/15/22

26

27 Non-GAAP “Core Earnings” to GAAP Reconciliation Quarters Ended ($ in thousands, except per share amounts) Jun. 30, 2022 Mar. 31, 2022 Jun. 30, 2021 Non-GAAP “Core Earnings” adjustments to GAAP: GAAP net income $342,073 $128,812 $140,201 Preferred stock dividends $1,757 $1,275 $1,192 GAAP net income attributable to SLM Corporation common stock $340,316 $127,537 $139,009 Adjustments: Net impact of derivative accounting(15) - $248 $6,949 Net tax expense(22) - $60 $1,681 Total non-GAAP “Core Earnings” adjustments to GAAP - $188 $5,268 Non-GAAP “Core Earnings” attributable to SLM Corporation common stock $340,316 $127,725 $144,277 GAAP diluted earnings per common share $1.29 $0.45 $0.44 Derivative adjustments, net of tax - $0.01 $0.01 Non-GAAP “Core Earnings” diluted earnings per common share $1.29 $0.46 $0.45

28 Footnotes 1. J.D. Power 2019 Certified Customer Service Program recognition is based on successful completion of an evaluation and exceeding a customer satisfaction benchmark through a survey of recent servicing interactions. For more information, visit www.jdpower.com/ccc. 2. Source: MeasureOne CBA Report as of April 2021. 3. n/a 4. The information on this page constitutes forward-looking statements. See page 2 of this Presentation for a cautionary note regarding forward-looking statements. 5. Source: Total post-secondary education spending is estimated by Sallie Mae determining the full-time equivalents for both graduates and undergraduates and multiplying by the estimated total per person cost of attendance for each school type. In doing so, we utilize information from the U.S. Department of Education, National Center for Education Statistics, Projections of Education Statistics to 2027 (NCES 2020, October 2020), The Integrated Postsecondary Education Data System (IPEDS), College Board -Trends in Student Aid 2021. © 2021 The College Board, www.collegeboard.org, College Board -Trends in Student Aid 2021. © 2021 The College Board, www.collegeboard.org, College Board -Trends in Student Pricing 2021. © 2021 The College Board, www.collegeboard.org, National Student Clearinghouse - Term Enrollment Estimates, and Company analysis. 2019 Private Education Loan market assumptions use The College Board-Trends in Student Aid 2016 © 2016 trends and College Board-Trends in Student Aid 2021 © 2021 data. Other sources for these data points also exist publicly and may vary from our computed estimates. NCES, IPEDS, and College Board restate their data annually, which may cause previous reports to vary. We have also recalculated figures in our Company analysis to standardize all costs of attendance to dollars not adjusted for inflation. This has a minimal impact on historically-stated numbers. 6. Full-year 2021 annual net charge-off rate of 1.3%. Quarterly annualized net charge-off rate may vary from full year rate and fluctuate from period to period, as seen in Q1 and Q2 2022. 7. Source: Sallie Mae sponsored research among repayment borrowers under age 35; December 2018 and March 2019; all data, except the % who completed their program, is based on borrowers who have earned at least a Bachelor's degree.; % who completed their program is the number of borrowers in repayment who self reported completion of their program. 8. The Company’s expectation and ability to pay a quarterly cash dividend on its common stock in the future will be subject to the determination by, and discretion of, the Company’s Board of Directors, and any determination by the Board will be based on an evaluation of the Company’s earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks and uncertainties. 9. Smart Option loans considered in ‘P&I Repayment’ only if borrowers are subject to full principal and interest payments on the loan. 10. Represents the higher credit score of the cosigner or the borrower. 11. Overcollateralization for Class A & B bonds. 12. Estimated based on a variety of assumptions concerning loan repayment behavior. Actual prepayment rate may vary significantly from estimates. 13. The information on this page constitutes forward-looking statements. See page 2 of this Presentation for a cautionary note regarding forward-looking statements. 14. The difference between non-GAAP “Core Earnings” and GAAP net income is driven by mark-to-fair value unrealized gains and losses on derivative contracts recognized in GAAP, but not in non-GAAP “Core Earnings” results. See page 27 for a reconciliation of GAAP and “Core Earnings”. 15. Derivative Accounting: we provide non-GAAP “Core Earnings” because it is one of several measures management uses to evaluate management performance and allocate corporate resources. Non-GAAP “Core Earnings” exclude periodic unrealized gains and losses caused by the mark-to-fair value valuations on derivatives that do not qualify for hedge accounting treatment under GAAP, but include current period accruals on the derivative instruments. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will equal $0. Management believes the Company’s derivatives are effective economic hedges, and, as such, they are a critical element of the Company’s interest rate risk management strategy. Our non-GAAP “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly tilted measures reported by other companies. 16. We calculate and report our Return on Assets (“ROA”) as the ratio of (a) GAAP net income numerator (annualized) to (b) the GAAP total average assets denominator. 17. We calculate and report our non-GAAP “Core Earnings” Return on Assets (non-GAAP “Core Earnings ROA”) as the ratio of (a) non-GAAP “Core Earnings” net income numerator (annualized) to (b) the GAAP total average assets denominator. 18. We calculate and report our Return on Common Equity (“ROCE”) as the ratio of (a) GAAP net income attributable to SLM Corporation common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock. 19. We calculate and report our non-GAAP “Core Earnings” Return on Common Equity (non-GAAP “Core Earnings ROCE”) as the ratio of (a) non-GAAP “Core Earnings” net income attributable to SLM Corporation common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock. 20. Private education loans are typically non-dischargeable in bankruptcy, unless a borrower can prove that repayment of the loan imposes an "undue hardship”. 21. Source: U.S. Department of Education, Office of Federal Student Aid, https://studentaid.ed.gov/sa/types/loans. 22. “Core Earnings” tax rate is based on the effective tax rate at Sallie Mae Bank where the derivative instruments are held. 23. Originations represent loans that were funded or acquired during the period presented. 24. Source: https://research.collegeboard.org/trends/student-aid 25. NASFAA.ORG “FAFSA Completion on the Rise, With Universal Completion Policies Showing Strong Gains” by Hugh T. Ferguson 7/14/22 26. Source: National Center for Education Statistics: https://nces.ed.gov/programs/digest/d20/tables/dt20_104.20.asp?current=yes 27. Source: Federal Reserve Bank: https://www.newyorkfed.org/research/college-labor-market/college-labor-market_wages.html 28. Pool characteristics as of the Statistical Cutoff Date for the respective transaction.